As filed with the Securities and Exchange Commission on December 29, 2016

Registration No. 333-211969

Registration No. 333-197357

Registration No. 333-159808

Registration No. 333-127501

Registration No. 333-90136

Registration No. 333-56798

Registration No. 333-45680

Registration No. 333-87315

Registration No. 333-73047

Registration No. 333-68871

Registration No. 333-58753

Registration No. 333-57893

Registration No. 333-56823

Registration No. 333-08025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-211969

FORM S-8 REGISTRATION STATEMENT NO. 333-197357

FORM S-8 REGISTRATION STATEMENT NO. 333-159808

FORM S-8 REGISTRATION STATEMENT NO. 333-127501

FORM S-8 REGISTRATION STATEMENT NO. 333-90136

FORM S-8 REGISTRATION STATEMENT NO. 333-56798

FORM S-8 REGISTRATION STATEMENT NO. 333-45680

FORM S-8 REGISTRATION STATEMENT NO. 333-87315

FORM S-8 REGISTRATION STATEMENT NO. 333-73047

FORM S-8 REGISTRATION STATEMENT NO. 333-68871

FORM S-8 REGISTRATION STATEMENT NO. 333-58753

FORM S-8 REGISTRATION STATEMENT NO. 333-57893

FORM S-8 REGISTRATION STATEMENT NO. 333-56823

FORM S-8 REGISTRATION STATEMENT NO. 333-08025

UNDER THE SECURITIES ACT OF 1933

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	65-0507804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 East Las Olas Boulevard, Suite 800 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

BBX Capital Corporation 2014 Stock Incentive Plan

BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan

BankAtlantic Bancorp, Inc. Amended and Restated 2001 Stock Option Plan

BankAtlantic Bancorp, Inc. 2001 Stock Option Plan

BankAtlantic Bancorp 2000 Non-Qualified Stock Option Plan

BankAtlantic Bancorp 1999 Stock Option Plan

BankAtlantic Bancorp 1999 Non-Qualified Stock Option Plan

BankAtlantic Bancorp 1998 Restricted Stock Incentive Plan

Ryan Beck & Co., Inc. 1986 Stock Option Plan

Ryan Beck & Co., Inc. 1996 Stock Option Plan

Ryan Beck & Co., Inc. 1997 Long-Term Stock Incentive Plan

BankAtlantic Bancorp Restricted Stock Award Plan

BankAtlantic Bancorp 1998 Stock Option Plan

BankAtlantic Bancorp 1996 Stock Option Plan

(Full title of the plan)

Jarett S. Levan

BBX Capital LLC

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

(Name and address of agent for service)

(954) 940-4000

(Telephone number, including area code, of agent for service)

With a copy to:

Alison W. Miller

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street, Suite 2200

Miami, Florida 33130

(305) 789-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) amend the following Registration Statements (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by BBX Capital Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”), for the purpose of removing from registration all unsold securities previously registered under the Registration Statements:

•	Registration Statement on Form S-8 (No. 333-211969), which was filed with the Commission on June 10, 2016, pertaining to the registration of securities that were issuable under the BBX Capital Corporation 2014 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-197357), which was filed with the Commission on July 11, 2014, pertaining to the registration of securities that were issuable under the BBX Capital Corporation 2014 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-159808), which was filed with the Commission on June 5, 2009, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan;

•	Registration Statement on Form S-8 (No. 333-127501), which was filed with the Commission on August 12, 2005, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan;

•	Registration Statement on Form S-8 (No. 333-90136), which was filed with the Commission on June 10, 2002, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp, Inc. Amended and Restated 2001 Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-56798), which was filed with the Commission on March 9, 2001, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp, Inc. 2001 Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-45680), which was filed with the Commission on September 13, 2000, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 2000 Non-Qualified Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-87315), which was filed with the Commission on September 17, 1999, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 1999 Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-73047), which was filed with the Commission on February 26, 1999, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 1999 Non-Qualified Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-68871), which was filed with the Commission on December 14, 1998, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 1998 Restricted Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-58753), which was filed with the Commission on July 9, 1998, pertaining to the registration of securities that were issuable under the Ryan Beck & Co., Inc. 1986 Stock Option Plan, the Ryan Beck & Co., Inc. 1996 Stock Option Plan, and the Ryan Beck & Co., Inc. 1997 Long-Term Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-57893), which was filed with the Commission on June 26, 1998, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp Restricted Stock Award Plan;

•	Registration Statement on Form S-8 (No. 333-56823), which was filed with the Commission on June 15, 1998, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 1998 Stock Option Plan; and

•	Registration Statement on Form S-8 (No. 333-08025), which was filed with the Commission on July 12, 1996, pertaining to the registration of securities that were issuable under the BankAtlantic Bancorp 1996 Stock Option Plan.

On December 15, 2016, the Company was merged (the “Merger”) with and into BBX Capital LLC (formerly BBX Merger Subsidiary LLC), a wholly owned subsidiary of BFC Financial Corporation. As a result of the completion of the Merger, the offerings under the Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remained unsold at the termination of such offering, these Post-Effective Amendments are being filed to remove from registration all securities registered under the Registration Statements that remained unsold at the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on December 29, 2016.

BBX Capital LLC
(Successor by Merger to BBX Capital Corporation)

By:	/s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, no other person is required to sign these Post-Effective Amendments to the Registration Statements.

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